Exhibit 99.1

Press Release	Source: API Technologies Corp.

API Technologies Appoints Brian Throneberry as

Vice President of Sales and Marketing

WINDBER, PA –(PR Newswire)— March 18, 2010 —API Technologies Corp. (ATNY.OB) (“API” or the “Company”), a prime contractor in secure communications, electronic components and subsystems to the global defense and aerospace industries, announced today that Brian Throneberry has joined the Company as Vice President of Sales and Marketing.

With over 25 years of executive-level leadership in sales, project management and global operations, Throneberry will lead sales and business development for API’s growing Defense and Systems business units. Throneberry will report to API’s Chief Executive Officer, Stephen Pudles, and will work out of the Company’s headquarters in Johnstown, PA.

Prior to joining API, Throneberry was Vice President of Sales and Marketing at Suntron Corporation, a leading North American defense and aerospace subcontractor and was Director of Global Accounts at Venture Corporation based in Singapore. Throneberry also worked at ACT Manufacturing as Senior Vice President of Business Development and General Manager and at CMC Industries as Vice President of Operations.

Throneberry holds a BA in Aerospace Management from Middle Tennessee University and is a long-standing participant in the IPC, the Association Connecting Electronics Industries, serving on several steering committees and as a speaker at numerous IPC events.

Stephen B. Pudles, Chief Executive Officer of API Technologies Corp., stated, “We are very pleased that Brian has joined API. I have known Brian for more than 20 years and have seen first-hand his strong leadership qualities, ability to generate significant revenue growth and a committed focus on customer service and support. His track record and global business relationships will quickly position him as a valuable addition to the API team as we continue to execute on our growth strategy.”

Throneberry said, “I am very excited to be joining API. Their recent acquisitions and portfolio of products has positioned the company to become a leader in the global defense subcontracting sector. I look forward to working with the management team as we continue to grow API’s revenues and customer base.”

The Company also announced that Arnie Markowitz has been promoted to Vice President and General Manager of API’s Components and Subsystems division. Markowitz has been with the company for eight years and served as Head of Sales for this division and prior to that, as General Manager of API’s Canadian facility. In addition, with the recent announcement by the Company of the closing of its nanotechnology R&D division, Dr. Martin Moskovits has resigned as Chief Technology Officer.

About API Technologies Corp.

The Company is a prime contractor in sophisticated electronics, highly engineered systems, secure communications and electronic components and subsystems to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many of the leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNY. For further information, please visit the company website at www.apitech.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

For further information, please contact:

Jonathan Pollack

Executive Vice President

API Technologies Corp.

1-877-API-0-API

investors@apitech.com